UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  January 20, 2017
(Date of earliest event reported)

KINGSTONE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

15 Joys Lane, Kingston, NY	12401
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (845) 802-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)          On January 20, 2017, Kingstone Companies, Inc. (the "Company") and Barry B. Goldstein, the Company's President, Chief Executive Officer and Chairman of the Board, entered into an Employment Agreement.  The Employment Agreement is effective as of January 1, 2017 and expires on December 31, 2019.
Pursuant to the Employment Agreement, Mr. Goldstein is entitled to receive an annual base salary of $630,000 (an increase from $575,000 per annum in effect through December 31, 2016) and an annual bonus equal to 6% of the Company's consolidated income from operations before taxes, exclusive of the Company's consolidated net investment income (loss) and net realized gains (losses) on investments (consistent with the bonus payable to Mr. Goldstein through December 31, 2016).  In addition, pursuant to the Employment Agreement, Mr. Goldstein is entitled to a long-term compensation payment ("LTC") of between $945,000 and $2,835,000 in the event the Company's adjusted book value per share (as defined in the Employment Agreement) has increased by at least an average of 8% per annum as of December 31, 2019 as compared to December 31, 2016 (with the maximum LTC payment being due if the average per annum increase is at least 14%).  Further, pursuant to the Employment Agreement, in the event that Mr. Goldstein's employment is terminated by the Company without cause or he resigns for good reason (each as defined in the Employment Agreement), Mr. Goldstein would be entitled to receive his base salary, the 6% bonus and the LTC payment for the remainder of the term.  Mr. Goldstein would be entitled, under certain circumstances, to a payment equal to one and one-half times his then annual salary and the target LTC payment of $1,890,000 in the event of the termination of his employment following a change of control of the Company.  In consideration of certain accomplishments during the three year period ended December 31, 2016, the Company also paid Mr. Goldstein a bonus in the amount of $200,000.
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.
Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits:
	10.1	Employment Agreement, dated as of January 20, 2017, by and between Kingstone Companies, Inc. and Barry B. Goldstein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSTONE COMPANIES, INC.

Dated: January 23, 2017	By:	/s/ Victor Brodsky
Victor Brodsky
Chief Financial Officer